EXHIBIT 99.2

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements	Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets of NationsRent Companies, Inc. as of December 31, 2003 (restated) and 2002	3

Consolidated Statements of Operations of NationsRent Companies, Inc. for the Seven Months Ended December 31, 2003 (restated), Five Months Ended May 31, 2003 (restated) and the Year Ended December 31, 2002 (restated)	4

Consolidated Statements of Stockholders' Equity (Deficit) of NationsRent Companies, Inc. for the Year Ended December 31, 2002, Five Months Ended May 31, 2003 and Seven Months Ended December 31, 2003 (restated)	5

Consolidated Statements of Cash Flows of NationsRent Companies, Inc. for the Seven Months Ended December 31, 2003 (restated), Five Months Ended May 31, 2003 (restated) and the Year Ended December 31, 2002 (restated)	6

Notes to Consolidated Financial Statements	7

Schedule II: Valuation and Qualifying Accounts and Reserves	33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
NationsRent Companies, Inc.

           We have audited the accompanying consolidated balance sheets of NationsRent Companies, Inc. (formerly known as NationsRent, Inc., the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the seven-month period ended December 31, 2003, the five-month period ended May 31, 2003, and the year ended December 31, 2002. Our audits also included the financial statement schedule listed in the Index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NationsRent Companies, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the seven-month period ended December 31, 2003, the five-month period ended May 31, 2003, and the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP Certified Public Accountants

Fort Lauderdale, Florida,
March 26, 2004, except for the section of Note 2 under
Restatements, as to which the date is March 30, 2005

NATIONSRENT COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

                                                                                      Successor          Predecessor
                                                                                       Company             Company
                                                                                ---------------------   ------------------
                                                                                    December 31,         December 31,
                                                                                        2003                 2002
                                                                                ---------------------   ------------------
                                                                                (restated-see Note 2)
                                    ASSETS

Cash and cash equivalents.................................................        $    48,644             $    6,940
Accounts receivable, net of allowance for doubtful accounts of $10,960 and
   $16,826 at December 31, 2003 and 2002, respectively....................             72,926                 69,376
Inventories...............................................................             21,802                 20,196
Prepaid expenses and other assets.........................................             11,605                 20,577
Debt issuance costs, net..................................................              7,155                 15,582
Rental equipment, net.....................................................            347,076                348,852
Property and equipment, net...............................................             62,076                 80,146
Intangible assets, net....................................................              8,479                     --
                                                                                ---------------------   ------------------
   Total assets...........................................................        $   579,763             $  561,669
                                                                                =====================   ==================

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities not subject to compromise:
Accounts payable..........................................................        $    56,319             $   20,853
Accrued compensation and related taxes....................................              9,297                  5,257
Accrued expenses and other liabilities....................................             29,174                 29,024
Accrued insurance claims..................................................             14,500                  7,209
Debt (Note 5).............................................................            288,286                 14,228
Income taxes payable......................................................                504                     66
                                                                                ---------------------   ------------------
   Total liabilities not subject to compromise............................            398,080                 76,637
Liabilities subject to compromise (Note 6)................................                 --              1,147,292
                                                                                ---------------------   ------------------
   Total liabilities......................................................            398,080              1,223,929
                                                                                ---------------------   ------------------

Commitments and contingencies

Stockholders' equity (deficit):
Successor preferred stock — $0.01 par value, 1,000,000 shares authorized;
Series A, $72,002 liquidation preference, 72,002 shares issued and
   outstanding at December 31, 2003.........................................                1                     --
Predecessor preferred stock-- $0.01 par value, 5,000,000 shares authorized:
Series A convertible, $100,000 liquidation preference, 100,000 shares
   issued and outstanding at December 31, 2002..............................               --                      1
Series B convertible, $100,000 liquidation preference, 100,000 shares
   issued and outstanding at December 31, 2002..............................               --                      1
Successor common stock-- $0.01 par value, 3,000,000 shares authorized,
   1,666,296 shares issued and outstanding at December 31, 2003.............               17                     --
Predecessor common stock-- $0.01 par value, 250,000,000 shares authorized,
   58,429,637 shares issued and outstanding at December 31, 2002............               --                    584
Additional paid-in capital..................................................          200,724                471,172
Deferred stock compensation, net............................................           (4,560)                    --
Accumulated deficit.........................................................          (14,499)            (1,131,138)
Treasury stock, at cost, 1,065,200 shares at December 31, 2002..............               --                 (2,880)
                                                                                ---------------------   ------------------
Total stockholders' equity (deficit)........................................          181,683               (662,260)
                                                                                ---------------------   ------------------
Total liabilities and stockholders' equity (deficit)........................      $   579,763             $  561,669
                                                                                =====================   ==================

The accompanying notes to consolidated financial statements are an integral part of these statements.

NATIONSRENT COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

                                                                Successor Company            Predecessor Company
                                                               -------------------   ----------------------------------
                                                                   Seven Months      Five Months Ended        Year Ended
                                                                Ended December 31,        May 31,            December 31,
                                                                       2003                 2003                 2002
                                                              --------------------  --------------------  --------------------
                                                              (restated-see Note 2) (restated-see Note 2) (restated-see Note 2)

Revenue:
Equipment rentals revenue.................................      $    268,704          $    155,567          $    419,057
Sales of equipment, merchandise, service, parts and supplies          41,833                20,499                43,082
                                                                ------------          ------------          ------------
Total revenue.............................................           310,537               176,066               462,139
                                                                ------------          ------------          ------------
Cost of revenue:
Cost of equipment rentals.................................           147,099               103,367               240,324
Rental equipment depreciation and lease expense, and vehicle
   depreciation ..........................................            62,435                57,801               152,764
Cost of sales of equipment, merchandise, service, parts and
   supplies...............................................            30,657                18,764                38,056
Impairment of rental equipment............................                --                    --                16,923
                                                                ------------          ------------          ------------
Total cost of revenue.....................................           240,191               179,932               448,067
                                                                ------------          ------------          ------------

Gross profit (loss).......................................            70,346                (3,866)               14,072
Operating expenses:
Selling, general and administrative expenses..............            66,397                37,173                95,998
Non-rental equipment depreciation and amortization........             4,787                 5,451                12,577
                                                                ------------          ------------          ------------
Operating loss............................................              (838)              (46,490)              (94,503)
                                                                ------------          ------------          ------------
Other (income) expense:
Interest expense..........................................            15,790                 3,164                34,389
Interest income...........................................               (88)                   --                    --

Other, net................................................            (2,041)                  (90)                 (324)
                                                                ------------          ------------          ------------
                                                                      13,661                 3,074                34,065
                                                                ------------          ------------          ------------
Loss before reorganization items..........................           (14,499)              (49,564)             (128,568)
Reorganization items, net.................................                --            (1,401,121)               32,061
                                                                ------------          ------------          ------------
Net income (loss).........................................      $    (14,499)        $   1,351,557          $   (160,629)
                                                                ============         =============          ============
Net income (loss) per share:

Basic.....................................................                           $       23.56          $      (2.80)
                                                                                     =============          ============
Diluted...................................................                           $       23.56          $      (2.80)
                                                                                     =============          ============
Weighted average common shares outstanding:

Basic.....................................................                                  57,364                57,364
                                                                                     =============          ============
Diluted...................................................                                  57,364                57,364
                                                                                     =============          ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

NATIONSRENT COMPANIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

                                                                                                         Common Stock in
                     Preferred Stock       Common Stock                                                    Treasury
                    -------------------  ------------------                                          --------------------
                                                             Additional                Retained
                     Number of            Number of           Paid-In    Deferred      Earnings   Number of
                      Shares    Amount     Shares    Amount   Capital   Compensation   (Deficit)   Shares      Amount   Total
                     ---------  ------    ---------  ------  ----------  ------------   --------- ----------   ------   -----
                                                           (in thousands, except share data)
Predecessor Company
Balance, December
 31, 2001........    200,000     $ 2     58,429,637  $ 584    $471,172    $    --    $(970,509) (1,065,200)  (2,880)  $(501,631)
Net loss.........         --      --             --     --          --         --     (160,629)         --       --    (160,629)
                     -------     ---     ----------  -----    --------    -------    ---------- -----------  -------  ----------
Balance, December
 31, 2002........    200,000       2     58,429,637    584     471,172         --   (1,131,138) (1,065,200)  (2,880)   (662,260)
                     -------     ---     ----------  -----    --------    -------    ---------- -----------  -------  ----------
Net income
 including gain on
 extinguishment of
 debt............         --      --             --     --          --         --    1,351,557          --       --   1,351,557
                     -------     ---     ----------  -----    --------    -------    ---------- -----------  -------  ----------
Balance, May 31,
 2003............    200,000       2     58,429,637    584     471,172         --      220,419  (1,065,200)  (2,880)    689,297
                     -------     ---     ----------  -----    --------    -------    ---------- -----------  -------  ----------
Fresh-start
 adjustments.....   (200,000)     (2)   (58,429,637)  (584)   (471,172)        --     (220,419)  1,065,200    2,880    (689,297)
Distribution of
 Successor Company
 preferred stock.     47,777       1             --     --      47,776         --           --          --       --      47,777
Distribution of
 Successor Company
 common stock....         --      --      1,000,000     10      79,990         --           --          --       --      80,000
                     -------     ---     ----------  -----    --------    -------    ---------- -----------  -------  ----------
Successor Company

Balance, June 1,
 2003............     47,777       1      1,000,000     10     127,766         --           --          --       --     127,777
Baupost Investment
 preferred stock.     24,225      --             --     --      23,745         --           --          --       --      23,745
Baupost Investment
 common stock....         --      --        540,679      5      40,222         --           --          --       --      40,227
Restricted stock
 awards..........         --      --        125,617      2       8,991     (8,991)          --          --       --           2
Amortization of
 deferred
 compensation....         --      --             --     --          --      4,431           --          --       --       4,431
Net loss
 (restated)......         --      --             --     --          --         --      (14,499)         --       --     (14,499)
                     -------     ---     ----------  -----    --------    -------    ---------- -----------  -------  ----------
Balance, December
 31, 2003
 (restated)......     72,002     $ 1      1,666,296  $  17    $200,724    $(4,560)   $ (14,499)         --   $   --   $ 181,683
                     =======     ===     ==========  =====    ========    ========   ==========  ==========  =======  =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

NATIONSRENT COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Successor
                                                               Company                     Predecessor Company
                                                        ---------------------  --------------------------------------------
                                                             Seven Months           Five Months
                                                                Ended                  Ended                Year Ended
                                                             December 31,             May 31,              December 31,
                                                                 2003                  2003                    2002
                                                        ---------------------  --------------------   ---------------------
                                                        (restated-see Note 2)  (restated-see Note 2)  (restated-see Note 2)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...................................       $  (14,499)              $1,351,557              $ (160,629)
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
Depreciation and amortization.......................           68,392                   43,886                  94,053
Provision for doubtful accounts.....................            5,392                    3,211                  11,645
Non-cash reorganization items.......................               --               (1,424,231)                  2,019
Gain on extinguishment of debt......................           (2,427)                      --                      --
Non-cash interest charge............................            4,180                       --                      --
Provision for impairment of rental equipment........               --                       --                  16,923
Loss on disposal of non-rental equipment............              559                       35                       2
Loss (gain) on disposal of rental equipment.........           (5,713)                   1,093                   2,186
Changes in operating assets and liabilities:
Accounts receivable.................................           (6,876)                  (4,771)                 12,563
Inventories.........................................              135                   (1,569)                  6,279
Prepaid expenses and other assets...................             (421)                   8,418                   1,521
Accounts payable....................................           17,169                   10,557                  15,868
Accrued expenses and other liabilities..............             (333)                  17,919                  22,847
Liabilities subject to compromise...................               --                   (1,960)                 (7,708)
Income taxes payable................................              (59)                      (3)                    (34)
                                                        ---------------------  --------------------   ---------------------
Net cash provided by operating activities...........           65,499                    4,142                  17,535
                                                        ---------------------  --------------------   ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of rental equipment.......................         (139,031)                 (15,793)                (39,005)
Purchases of property and equipment.................          (13,438)                  (4,953)                 (6,380)
Proceeds from disposal of rental equipment and
  vehicles..........................................           20,009                    8,855                  10,780
Proceeds from disposal of non-rental equipment......              107                       12                      10
                                                        ---------------------  --------------------   ---------------------
Net cash (used in) investing activities.............         (132,353)                 (11,879)                (34,595)
                                                        ---------------------  --------------------   ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debtor-in-possession financing facility              --                   24,608                 172,300
Proceeds from debt..................................          399,711                       --                      --
Proceeds from issuance of common stock, net.........           40,227                       --                      --
Proceeds from issuance of preferred stock, net......           23,745                       --                      --
Payment of debt issuance costs......................          (19,610)                      --                      --
Repayments of debt..................................         (305,168)                  (8,449)                   (216)
Repayments of debt subject to compromise............               --                   (1,909)                (11,823)
Repayments of debtor-in-possession financing facility         (36,860)                      --                (160,048)
                                                        ---------------------  --------------------   ---------------------
Net cash provided by financing activities...........          102,045                   14,250                     213
                                                        ---------------------  --------------------   ---------------------
Net increase/(decrease) in cash and cash equivalents           35,191                    6,513                 (16,847)
Cash and cash equivalents, beginning of period......           13,453                    6,940                  23,787
                                                        ---------------------  --------------------   ---------------------
Cash and cash equivalents, end of period............       $   48,644               $   13,453              $    6,940
                                                        =====================  ====================   =====================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest..............................       $    6,294               $    1,740              $   38,701
                                                        =====================  ====================   =====================
Cash paid for income taxes..........................       $       23               $        3              $       34
                                                        =====================  ====================   =====================
SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired under financial obligations...       $   68,084               $   73,165              $       --
                                                        =====================  ====================   =====================
Issuance of restricted stock........................       $    8,993               $       --              $       --
                                                        =====================  ====================   =====================

The accompanying notes to consolidated financial statements are an integral part of these statements.

NATIONSRENT COMPANIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1.       Description of the Business

           Reporting Entity

           NationsRent Companies, Inc., together with its subsidiaries (the “Successor Company”), is one of the largest full-service equipment rental companies in the United States. The Company (as defined below) offers a comprehensive line of equipment for rent to a broad range of construction, industrial and homeowner customers. The Company also sells new and used equipment, parts, merchandise and supplies, and provides maintenance and repair services.

           Reorganization Under Chapter 11

           On June 13, 2003 (the “Effective Date”), NationsRent, Inc., a Delaware corporation, together with its subsidiaries (the “Predecessor Company” or the “Debtors”) emerged from proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to the terms of the First Amended Joint Plan of Reorganization of NationsRent, Inc. and its debtor subsidiaries dated February 7, 2003, as modified (the “Plan”). On the Effective Date, the Predecessor Company merged into an indirect subsidiary of the Successor Company. See “— Note 3 — Reorganization Under Chapter 11 of the Bankruptcy Code” for more information about the Predecessor Company’s bankruptcy proceedings.

2.       Accounting Policies

          Restatements

           The Company has restated all periods in the accompanying consolidated statements of operations to correct the classification of vehicle depreciation expense from operating expenses to cost of revenue. The Company corrected the classification of these expenses in order to include all delivery costs in cost of revenue.

           The Company has corrected the classification of revenue and cost associated with the disposal of its vehicles for all periods. Previously, in connection with the disposal of vehicles, the Company recorded the gross proceeds in “sales of equipment, merchandise, service, parts and supplies,” and the cost in “cost of sales of equipment, merchandise, service, parts and supplies.” The Company now records the net gain or loss, defined as gross proceeds less net book value, as part of “rental equipment depreciation and lease expense, and vehicle depreciation.”

           The Company has restated the accompanying consolidated financial statements for the seven months ended December 31, 2003 to correct the over-depreciation of certain non-rental assets since the Effective Date. This error was previously disclosed and an adjustment recorded in the Company’s condensed consolidated financial statements for the three and six months ended June 30, 2004.

           The Company has restated all periods after the Effective Date to conform the periods used to calculate straight-line lease expense to the periods used for the amortization of leasehold improvements. The Company determined the impact on the periods prior to the Effective Date to be immaterial. Historically, the Company calculated straight-line lease expense over the initial term of a lease while amortizing leasehold improvements over the lesser of the estimated useful life or a period that included the initial minimum lease term and any option renewal periods. The Company has now conformed the periods used to calculate straight-line lease expense to the periods used for the amortization of leasehold improvements.

           The following tables summarize the impact of the corrections of the errors discussed above on previously reported financial information (in thousands):

                                                                  Successor Company
                                              ----------------------------------------------------------
                                                               As of December 31, 2003
                                              ----------------------------------------------------------
                                               As Previously
                                                  Reported         Corrections             As Restated
                                              ---------------      -----------          ----------------
          Balance Sheet:

            Property and equipment, net.....   $      60,948    $     1,128  (a)        $     62,076
              Total Assets .................         578,635          1,128                  579,763
           Accrued expenses and other
           liabilities......................          28,561            613  (b)              29,174
              Total Liabilities.............         397,467            613                  398,080
            Accumulated deficit.............         (15,014)           515  (a) (b)         (14,499)
              Total Stockholders' Equity....         181,168            515                  181,683
              Total Liabilities and
              Stockholders' Equity..........   $     578,635   $      1,128             $    579,763

                                              Successor Company                                Predecessor Company
                               --------------------------------------------------      -------------------------------------------
                                      Seven Months Ended December 31, 2003                  Five Months Ended May 31, 2003
                               --------------------------------------------------      -------------------------------------------
                               As Previously                                           As Previously
                                 Reported     Corrections             As Restated         Reported     Corrections     As Restated
                               -------------  -----------             -----------      -------------   -----------     -----------

Statement of Operations:

   Sales of equipment,
     merchandise, service,
     parts and
     supplies...............    $  42,137     $  (304)  (c)           $  41,833          $ 20,507        $     (8) (k)   $  20,499
      Total revenue.........      310,841        (304)                  310,537           176,074              (8)         176,066

   Cost of equipment
     rentals................      146,521         578   (d)             147,099
   Rental equipment
     depreciation and
     lease expense, and
     vehicle depreciation...       53,679       8,756   (c)(e)(f)        62,435            56,145           1,656  (k)(l)   57,801
   Cost of sales of
     equipment,
     merchandise,
     service, parts and
     supplies...............       30,870        (213) (c)               30,657            18,780             (16)(k)       18,764
      Total cost of
        revenue.............      231,070       9,121  (g)              240,191           178,292           1,640 (m)      179,932

   Gross profit (loss)......       79,771      (9,425) (h)               70,346            (2,218)         (1,648)(l)       (3,866)

   Selling, general and
     administrative
     expenses...............       66,362          35  (i)               66,397
   Non-rental equipment
     depreciation and
     amortization...........       14,762      (9,975) (e)(j)             4,787             7,099          (1,648)(l)        5,451
   Operating loss...........       (1,353)        515  (d)(f)(i)(j)        (838)
   Loss before
     reorganization
     items..................      (15,014)        515  (d)(f)(i)(j)     (14,499)
   Net loss.................      (15,014)        515  (d)(f)(i)(j)     (14,499)

 Statement of Cash Flows:

   Net loss.................      (15,014)        515  (d)(f)(i)(j)     (14,499)
   Depreciation and
     amortization...........       69,611      (1,219) (c)(f)(j)         68,392            43,878               8 (k)       43,886
   Loss (gain) on disposal
     of rental
     equipment..............       (5,804)         91  (c)               (5,713)         $  1,101         $    (8)(k)    $   1,093
   Accrued expenses and
     other liabilities......    $    (946)     $  613  (d)(i)         $    (333)

____________________

(a)	The $1,128,000 correction for over-depreciation of non-rental assets since the Effective Date. The original correction was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004.

(b)	Reflects the adjustment of $613,000 to accrue for additional lease expense as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(c)	The reclassification of $304,000 of revenue and $213,000 of costs associated with disposal of vehicles resulting in a net gain of $91,000 on vehicle disposals being recorded as an offset to "rental equipment depreciation and lease expense, and vehicle depreciation."

(d)	Reflects the adjustment to increase lease expense by $578,000 as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(e)	The correction for the reclassification of $8,923,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue.

(f)	Reflects the adjustment to decrease depreciation related to vehicles by $76,000 for the seven months ended December 31, 2003. An adjustment to correct for the over-depreciation of non-rental assets since the Effective Date was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004. The entry reduced non-rental depreciation expense by $108,000 for the three months ended June 30, 2004, $32,000 of which should have been recorded for the three months ended March 31, 2004 and $76,000 of which should have been recorded for the seven months ended December 31, 2003.

(g)	The impact of corrections described in notes (c), (d), (e) and (f) above.

(h)	The impact of corrections described in notes (d), (e) and (f) above.

(i)	Reflects the adjustment to increase lease expense by $35,000 as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(j)	Reflects the adjustment to decrease depreciation related to leasehold improvements by $1,052,000 for the seven months ended December 31, 2003. An adjustment to correct for the over-depreciation of non-rental assets since the Effective Date was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004. The entry reduced non-rental depreciation expense by $1,502,000 for the three months ended June 30, 2004, $450,000 of which should have been recorded for the three months ended March 31, 2004 and $1,052,000 of which should have been recorded for the seven months ended December 31, 2003.

(k)	The reclassification of $8,000 of revenue and $16,000 of costs associated with disposal of vehicles resulting in a net loss of $8,000 on vehicle disposals being recorded as an addition to "rental equipment depreciation and lease expense, and vehicle depreciation."

(l)	The correction for the reclassification of $1,648,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue.

(m)	The impact of corrections described in notes (k) and (l) above.

                                             Twelve Months Ended December 31, 2002
                                      ----------------------------------------------------
                                      As Previously
                                         Reported        Corrections           As Restated
                                      -------------      -----------           -----------

Statement of Operations:

   Sales of equipment, merchandise,
     service, parts and
     supplies......................     $   43,084         $    (2) (a)         $  43,082
      Total revenue................        462,141              (2)               462,139

   Rental equipment depreciation and
     lease expense, and vehicle
     depreciation..................        149,736           3,028  (a)(b)        152,764
   Cost of sales of equipment,
     merchandise, service, parts and
     supplies......................         38,057              (1) (a)            38,056
      Total cost of revenue........        445,040           3,027  (c)           448,067

   Gross profit....................         17,101          (3,029) (d)            14,072

   Non-rental equipment depreciation
     and amortization..............     $   15,606          (3,029) (b)            12,577

Statement of Cash Flows:

   Depreciation and amortization...         94,054              (1) (a)            94,053
   Loss on disposal of rental
     equipment.....................     $    2,185         $     1  (a)         $   2,186

____________________

(a)	The reclassification of $2,000 of revenue and $1,000 of costs associated with the disposal of vehicles resulting in a net gain of $1,000 on vehicle disposals being recorded as an offset to "rental equipment depreciation and lease expense, and vehicle depreciation."

(b)	The correction for the reclassification of $3,029,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue.

(c)	The impact of the corrections described in notes (a) and (b) above.

(d)	The impact of the correction described in note (b) above.

          Reclassifications

           Certain prior year amounts have been reclassified to conform to the current year presentation.

          Basis of Presentation

           The Company operates in one industry segment consisting of the rental and sales of equipment, sales of merchandise and parts and maintenance and repair services. The Company’s operations are managed as one segment, or strategic unit, because it offers similar products and services in similar markets and the factors underlying strategic decisions are comparable for all products and services.

           The nature of the Company’s business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, the accompanying consolidated balance sheets are presented on an unclassified basis.

           The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

           The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

           In connection with its emergence from bankruptcy, the Company reflected the terms of the Plan in its consolidated financial statements by adopting the principles of Fresh-Start Reporting in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” For accounting purposes, the effects of the consummation of the Plan, as well as adjustments for Fresh-Start Reporting, have been recorded in the accompanying consolidated financial statements as of June 1, 2003. Therefore, the term “Company” as used in these financial statements refers to the Predecessor Company and its operations for periods prior to June 13, 2003 (and for accounting purposes prior to June 1, 2003) and refers to the Successor Company for periods after June 13, 2003 (and for accounting purposes on or after June 1, 2003). Under Fresh-Start Reporting, a new entity is deemed to be created for financial reporting purposes and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values. Since Fresh-Start Reporting materially changed the amounts previously recorded in the Company’s consolidated financial statements, a black line separates the financial data pertaining to the periods after the adoption of Fresh-Start Reporting to signify the difference in the basis of preparation of financial information for each respective entity. The Successor Company’s post-emergence financial statements are not comparable to the Predecessor Company’s pre-emergence financial statements.

           Between the date the Company filed for protection under the Bankruptcy Code on December 17, 2001 (the “Petition Date”) and its emergence from bankruptcy on the Effective Date, the Company operated its business as a debtor-in-possession subject to the jurisdiction of the Bankruptcy Court. Accordingly, the Company’s consolidated financial statements for periods prior to its emergence from bankruptcy were presented in conformity with SOP 90-7 and were prepared on a going concern basis which assumes continuity of operations and realization of assets and settlement of liabilities and commitments in the normal course of business. Pursuant to SOP 90-7, revenue and expenses, realized gains and losses and provisions for losses resulting from the reorganization of the business were reported in the consolidated statements of operations separately as reorganization items. Professional fees related to the reorganization were expensed as incurred and interest expense was reported only to the extent that it was to be paid or was an allowed claim. See “— Note 7 — Reorganization Items, Net.”

           The Successor Company adopted the accounting policies of the Predecessor Company upon emergence from bankruptcy. In accordance with the Fresh-Start Reporting provisions of SOP 90-7, the Company also adopted changes in accounting principles that were required in the consolidated financial statements of the Successor Company within the twelve month period subsequent to the Effective Date. See “— Impact of Recently Issued Accounting Standards.”

           Cash and Cash Equivalents

           The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

           Use of Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates include the useful lives and salvage value of rental equipment, the useful lives and salvage value of property and equipment, the allowance for doubtful accounts, the valuation allowance related to the Company’s deferred tax assets and the accruals related to the Company’s insurance programs. Accruals related to the Company’s restructuring plan were also a significant estimate for the Predecessor Company.

           Inventories

           Inventories, which consist of equipment, tools, parts and related merchandise supply items, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Provision is made to reduce excess or obsolete inventories to their estimated net realizable value.

           Debt Issuance Costs

           Costs relating to borrowings are deferred and amortized to interest expense using the straight-line method which is not materially different from the effective interest method over the terms of the related borrowings. As of December 31, 2003 and 2002, debt issuance costs of $15,430,000 and $15,582,000 were recorded, net of accumulated amortization of $1,171,000 and $7,090,000, respectively. The amortization of debt issuance costs was $1,171,000, zero, and $102,000, for the seven months ended December 31, 2003, for the five months ended May 31, 2003 and for the year ended December 31, 2002, respectively.

           In October 2003, the Company wrote-off $3,009,000 of debt issuance costs related to the amendment and restatement of its senior secured revolving credit facilities to reduce the aggregate commitments from $150,000,000 to $75,000,000. See “— Note 5 — Debt Not Subject to Compromise — Credit Facility.” At the Effective Date, in accordance with Fresh-Start Reporting, the Company wrote-off $15,540,000 in debt issuance costs associated with the prepetition senior secured credit facilities and operating leases being cancelled as part of the Plan. See “— Note 4 — Fresh-Start Reporting.”

           Rental Equipment

           Rental equipment purchased by the Company is recorded at cost and includes Fresh-Start Reporting adjustments for equipment in service at the Effective Date. See “— Note 4 — Fresh-Start Reporting.” Depreciation is calculated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management is 18 to 96 months. Rental equipment is depreciated to a salvage value of ten percent of cost. Depreciation expense of rental equipment was $50,417,000, $36,779,000, and $78,447,000 for the seven months ended December 31, 2003 (restated), for the five months ended May 31, 2003 and for the year ended December 31, 2002, respectively. Ordinary maintenance and repair costs, such as repair of damage caused by a customer and preventative maintenance, are charged to operations as incurred. Costs that extend the useful life, increase efficiency, increase capacity or improve safety of rental equipment, such as rebuilding tracks and undercarriages, filling pneumatic tires with foam, adding truck bodies to bare chassis and installing safety devices, are capitalized as betterments as incurred. Amounts relating to repair and maintenance that were expensed and betterments that were capitalized are as follows:

                                                  Successor
                                                   Company              Predecessor Company
                                                 ------------      ------------------------------
                                                 Seven Months      Five Months
                                                    Ended             Ended           Year Ended
                                                 December 31,        May 31,         December 31,
                                                     2003             2003               2002
                                                 ------------      ------------      ------------
                                                                   (in thousands)

Expensed...................................     $    48,159         $  28,825         $ 73,984
Capitalized................................           5,794             1,803            5,034

           At the Effective Date, the Company changed the useful lives and salvage values for certain of its rental assets to reflect the new management’s change in fleet strategy and therefore to better allocate depreciation expense over the time such assets are in its rental fleet. This change increased the estimated useful lives and decreased the salvage values for certain rental assets. The change in estimate resulted in an increase in rental equipment depreciation expense of approximately $15,900,000 for the seven months ended December 31, 2003.

           Property and Equipment

           Property and equipment purchased in the ordinary course of business by the Company is recorded at cost and property and equipment obtained through the acquisition of a business is recorded at the estimated fair market value at the time of acquisition. Property and equipment of the Successor Company includes fresh-start adjustments for property and equipment in service at the Effective Date. See “— Note 4 — Fresh-Start Reporting.” Depreciation and amortization are recorded on a straight-line basis using an estimated residual value of zero to 10.0% over the following estimated useful lives:

Buildings and improvements...................................  5-39 years, not to exceed lease term
Furniture, fixtures and office equipment.....................  3-7 years
Vehicles, delivery and shop equipment........................  5-10 years

           Depreciation expense of property and equipment was $13,418,000, $7,076,000 and $15,202,000 for the seven months ended December 31, 2003 (restated), for the five months ended May 31, 2003 and for the year ended December 31, 2002, respectively, and includes depreciation on vehicles included in “rental equipment depreciation and lease expense, and vehicle depreciation” as well as depreciation included in “non-rental equipment depreciation and amortization.” Ordinary maintenance and repair costs are charged to operations as incurred.

           Long-Lived Assets

           The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of a long-lived asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of its long-lived assets or whether the remaining balance of long-lived assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining lives of the long-lived assets to determine whether impairment has occurred. If impairment has occurred, the carrying value of the long-lived assets will be reduced by the amount by which fair value, which is determined by appraisal or discounted cash flow analysis, exceeds carrying value.

           As a result of this review process, the Company recognized an impairment charge of $16,923,000 related to assets within its rental fleet that were held for sale in the third quarter of 2002. See “— Note 9 — Impairment of Rental Equipment” for further discussion.

           Capitalized Interest

           Interest cost incurred on capital expenditures for assets constructed by the Company is capitalized and included in the cost of such assets. Total interest capitalized was zero for all periods presented.

           Intangible Assets

           Successor Company

           The intangible assets of the Successor Company represent assets identified during Fresh-Start Reporting in conjunction with the Company’s allocation of reorganization value to the Company’s assets in conformity with the procedures of SFAS No. 141, “Business Combinations.” As a result of this process the Company identified two intangible assets, brand and customer relationships. The Company recorded the assets at fair value less the assets’ allocated portion of negative goodwill. See “— Note 4 — Fresh-Start Reporting” and “— Note 8 — Intangible Assets” for further discussion. Brand has an indefinite life. The Company follows the guidance of SFAS No. 142, “Goodwill and Other Intangible Assets,” which requires goodwill and indefinite-lived assets to be tested annually or when circumstances warrant for impairment. This asset will be reviewed annually for impairment at June 30 or more frequently when events or circumstances indicate that an impairment may have occurred. Customers relationships is a finite life asset with a life of 15 years. This asset is being amortized on a straight-line basis over its estimated useful life. This asset will be reviewed for impairment using the guidance of SFAS No. 144. See "--Long-Lived Assets."

           Predecessor Company

           The Company adopted SFAS No. 142 on January 1, 2002. See "--Note 8-- Intangible Assets" for the pro forma disclosure requirements of SFAS No. 142.

           Prior to January 1, 2002, the Company recorded intangible assets related to acquired businesses at cost and amortized them using the straight-line method over their estimated useful lives of five years for covenants not to compete and 40 years for goodwill. When events and circumstances warranted a review, the Company evaluated goodwill related to acquired businesses at the enterprise level in accordance with the provisions of Accounting Principles Board Opinion (“APB”) No. 17, “Intangible Assets.” When enterprise level goodwill exceeded associated expected operating cash flows, the Company considered it to be impaired and wrote it down to fair value which was determined based on undiscounted future cash flows.

           In the quarter ended December 31, 2001, as a result of significant historical and projected cash flow losses and the uncertainty surrounding the Company’s ability to restructure its capital structure in a satisfactory manner under the Chapter 11 Cases (as defined below), the Company determined that the carrying value of its net assets exceeded the projected future undiscounted cash flows and, accordingly, the Company recognized an operating charge for the permanent impairment of the entire unamortized balance of enterprise level goodwill related to acquired businesses of approximately $770,833,000.

           Fair Value of Financial Instruments

           The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts.

           The following table sets forth the carrying amounts and fair values of the Company’s financial instruments, except for those noted above for which carrying amount approximates fair value (in thousands):

                                                            Successor Company        Predecessor Company
                                                         ----------------------     ----------------------
                                                            December 31, 2003         December 31, 2002
                                                         ----------------------     ----------------------
                                                         Carrying        Fair        Carrying      Fair
                                                          Amount         Value        Amount       Value
                                                         --------        -----       --------      -----
Liabilities:
Senior secured notes payable, net of
  unamortized debt issuance costs of $8,275........     $241,725      $260,000 (a)         --         --
Debtor-in-possession financing facility............           --            --         12,252     12,252
Postpetition notes payable.........................        1,350            (b)         1,976         (b)
Convertible subordinated notes payable.............       45,211            (b)            --         --
Liabilities subject to compromise..................           --            --     $1,147,292         (c)

______________

(a)	Fair value is based on market quotes for such instruments.

(b)	There are no established trading markets for these notes.

(c)	The fair value was not practical to estimate as the fair value only became known subsequently on the Effective Date.

           Revenue Recognition

           Equipment rentals in the consolidated statements of operations include revenue earned on equipment rentals, rental equipment pick-up and delivery fees and fuel sales. Revenue earned on equipment rentals and rental equipment pick-up and delivery fees are recognized on a straight-line basis over the rental contract period. Fuel sales are recognized at the end of the rental contract period. Revenue from the sales of equipment, parts and supplies and retail merchandise is recognized at the time of delivery to, or pick-up by, the customer. When used rental equipment is sold, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the sale and the related book value of the equipment sold are reported as revenue from sales of equipment, merchandise, service, parts and supplies and cost of sales of equipment, merchandise, service, parts and supplies, respectively, in the accompanying consolidated statements of operations.

          Advertising

           Advertising costs are charged to expense as incurred. The Company incurred advertising costs of $3,458,000, $1,441,000 and $5,070,000 for the seven months ended December 31, 2003, the five months ended May 31, 2003 and for the year ended December 31, 2002, respectively.

          Income Taxes

           The Company accounts for income taxes under the liability method pursuant to SFAS No. 109, “Accounting for Income Taxes.” Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not with respect to realization of those assets in future periods. The Company and its wholly-owned subsidiaries file a consolidated federal income tax return.

           Concentrations of Credit Risk

           Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company’s customer base. No single customer represents greater than 10.0% of total accounts receivable. The Company mitigates customer credit risk through credit approvals, credit limits, and monitoring procedures.

           Stock-Based Compensation

           Successor Company Restricted Stock

           Restricted stock is issued in exchange for consideration that is less than fair market value and results in the recognition of compensation as the restricted stock vests. Deferred compensation is shown as a reduction of shareholders’ equity and is amortized to operating expenses over the vesting period of the stock award. The Company amortizes deferred compensation for each vesting layer of a stock award using the straight-line method. See "--Note 15-- Restricted Stock."

           Predecessor Company Stock Options

           Prior to emergence from bankruptcy, the Company accounted for stock compensation arrangements in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations and accordingly, recognized no compensation expense for the stock compensation arrangements with employees or directors since the stock options were granted at exercise prices at or greater than the fair market value of the shares at the date of grant. The Company followed the disclosure requirements of SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.”

           Pro forma information regarding net income (loss) and income (loss) per share is required by SFAS No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148, as if the Company had accounted for its granted employee stock options under the fair value method of SFAS No. 123. The Company granted no options in 2003 and 2002. Upon the Effective Date of the Plan, all options under the Predecessor Company’s stock option plans were canceled and such plans terminated. Had compensation cost for all options previously granted been determined based on the fair value at the grant date consistent with SFAS No. 123, the Company’s net income (loss) and income (loss) per share would have been as follows:

                                                                     Predecessor Company
                                                            ----------------------------------------
                                                            Five Months
                                                               Ended                 Year Ended
                                                            May 31, 2003          December 31, 2002
                                                            ------------          ------------------
                                                              (in thousands, except per share data)

Reported net income (loss)..............................    $ 1,351,557            $  (160,629)
  Less: Stock-based compensation expense
  determined using the fair value method, net of tax....           (608)                (2,486)
                                                            ------------          ------------------
Pro forma net income (loss).............................    $ 1,350,949            $  (163,115)
                                                            ============          ==================
Basic and diluted income (loss) per share...............

As reported.............................................    $     23.56            $     (2.80)
                                                            ============          ==================
Pro forma...............................................    $     23.55            $     (2.84)
                                                            ============          ==================

           The Company used the Black-Scholes model to determine the fair value of options on the date of grant. The Black-Scholes option pricing model uses subjective assumptions which can materially affect fair value estimates and, therefore, does not necessarily provide a single measure of the fair value of options. For purposes of pro forma disclosures of net income (loss) and income (loss) per share, the estimated fair value of the options is amortized to expense over the options vesting period.

           Impact of Recently Issued Accounting Standards

           In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity’s activities without receiving additional subordinated financial support from the other parties. It applies to the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements are effective for all financial statements issued after January 31, 2003. The Company adopted FIN 46, as of the Effective Date, due to the above-mentioned provisions of SOP 90-7. There was no impact to the Company’s consolidated financial statements upon the adoption of the provisions of FIN 46.

           In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In accordance with SFAS No. 150, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 early due to the above mentioned provisions of SOP 90-7. There was no impact to the Company’s consolidated financial statements upon the adoption of the provisions of SFAS No. 150.

3.       Reorganization Under Chapter 11 of the Bankruptcy Code

           On the Effective Date, the Predecessor Company emerged from the proceedings under Chapter 11 of the Bankruptcy Code pursuant to the terms of the Plan. On the Effective Date, pursuant to the Plan, the Predecessor Company merged into an indirect subsidiary of the Successor Company.

           On December 17, 2001 (the “Petition Date”), the Predecessor Company and its subsidiaries filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which Chapter 11 cases were jointly administered for procedural purposes (the “Chapter 11 Cases”). In June 2002, the Debtors filed their proposed Joint Plan of Reorganization and related disclosure statement with the Bankruptcy Court. In December 2002, after negotiating with several parties in interest, the Debtors filed their First Amended Joint Plan of Reorganization (as modified, the “Proposed Plan”) and related disclosure statement (the “Disclosure Statement”). The Proposed Plan was jointly proposed by the Debtors, the official committee of unsecured creditors and the holders of a majority of the bank debt under the Debtors’ prepetition senior secured credit facility. In March 2003, the Debtor’s creditors who voted on such plan overwhelmingly approved the Proposed Plan. The Bankruptcy Court confirmed the Plan on May 14, 2003.

           Under the terms of the Plan, on the Effective Date (i) the holders of allowed claims under the Debtors’ prepetition senior secured credit facility received 63.3% of the new common stock, new preferred stock and new subordinated notes of the Successor Company, (ii) a creditors’ trust for the benefit of the holders of allowed general unsecured claims received 3.3% of the new securities and $300,000 in cash and (iii) a new investor group purchased 33.3% of the new common stock, new preferred stock and new subordinated notes of the Successor Company for $80,000,000. The Plan did not provide for any value or distribution to the equity holders of the Predecessor Company.

4.       Fresh-Start Reporting

           As previously discussed, in accordance with SOP 90-7, the Company adopted the provisions of Fresh-Start Reporting as of June 1, 2003. The adoption of Fresh-Start Reporting results in the Company revaluing its balance sheet to fair value based on the reorganization value of the Company. The reorganization value of an entity approximates the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets immediately after restructuring. In connection with our reorganization, the Company determined an estimated reorganization value of approximately $157,777,000 before taking into account the $80,000,000 investment (the “Baupost Investment”) by The Baupost Group L.L.C. (“Baupost”) on the Effective Date. The estimated total reorganized equity value of the Company aggregated approximately $237,800,000 after taking into account the Baupost Investment. The reorganization value was based on the average prices paid by certain investors that had consolidated more than 50% of the Company’s pre-petition senior secured debt in the seven months prior to the filing of the Plan. The average price paid by those investors was applied to the total face value of the pre-petition senior debt as follows (in thousands, except percentage):

Total face value of pre-petition debt................................ $     751,318
Average trading value................................................            21%
                                                                      --------------
Reorganization value................................................. $     157,777
                                                                      ==============

           The Company believed that the use of the average trading price of the pre-petition senior secured debt was the best indicator of value since it was the actual transaction price between willing buyers and willing sellers in arms’-length transactions. To validate its estimate of the reorganization value, the Company considered various valuation methods, including discounted cash flow, selected comparable market multiples of publicly traded companies and other applicable ratios and economic industry information relevant to the operations of the Company, and determined that the reorganized equity value was within a range of $190,000,000 and $280,000,000. The reorganization value together with the Baupost Investment was at the approximate mid-point of that range.

           The following reconciliation of the Predecessor Company’s consolidated balance sheet as of May 31, 2003 to that of the Successor Company was prepared to present the adjustments that give effect to the reorganization and Fresh-Start Reporting.

           The adjustments entitled “Reorganization” reflect the consummation of the Plan, including the elimination of existing liabilities subject to compromise, and consolidated shareholders’ deficit, and to reflect the aforementioned $157,777,000 reorganization value.

           The adjustments entitled “Fresh-Start Adjustments” reflect the adoption of Fresh-Start Reporting, including the adjustments to record rental equipment and property and equipment at their fair values. The assets and liabilities have been recorded at their fair values. Liabilities were stated at the present value of amounts to be paid. The excess of the specific tangible net assets over the reorganization value or negative goodwill has been allocated to non-current, non-monetary assets on a pro-rata basis.

           A reconciliation of Fresh-Start Reporting recorded follows (in thousands):

                                                         Predecessor                          Fresh-Start         Successor
                                                           Company       Reorganization       Adjustments          Company
                                                         -----------     --------------       -----------         ---------
ASSETS:
Cash and cash equivalents..........................      $    13,453       $    78,400 (a)   $       --           $   91,853
Accounts receivable, net...........................           70,936                --               --               70,936
Inventories........................................           21,590                --               --               21,590
Prepaid expenses and other assets..................           27,709           (14,756)(b)         (480) (i)          12,473
Rental equipment, net..............................          394,909                --         (169,528) (j)         225,381
Property and equipment, net........................           78,146                --          (34,940) (j)          43,206
Intangible assets, net.............................               --                --            8,604  (i)           8,604
                                                         -----------     --------------       -----------         ----------
   Total assets....................................      $   606,743       $    63,644       $ (196,344)          $  474,043
                                                         ===========     ==============       ===========         ==========

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Liabilities not subject to compromise:
  Accounts payable.................................      $    39,386       $        --       $       --           $   39,386
  Accrued compensation.............................            5,068                --               --                5,068
  Accrued expenses and other liabilities...........           51,172            (1,431)(c)       (1,795) (k)          47,946
  Debt.............................................          144,120            45,211 (d)           --              189,331
  Income taxes payable.............................               63               500 (e)           --                  563
                                                         -----------     --------------       -----------         ----------
   Total liabilities not subject to compromise.....          239,809            44,280           (1,795)             282,294
                                                         -----------     --------------       -----------         ----------
Liabilities subject to compromise..................        1,103,269        (1,103,269)(f)           --                   --
                                                         -----------     --------------       -----------         ----------
   Total liabilities...............................        1,343,078        (1,058,989)          (1,795)             282,294
                                                         -----------     --------------       -----------         ----------
Stockholders' equity
  Preferred stock..................................                2                 1 (g)           (2) (l)               1
  Common stock.....................................              584                15 (g)         (584) (l)              15
  Additional paid-in-capital.......................          471,172           191,733 (g)     (471,172) (l)         191,733
  Retained earnings (deficit)......................       (1,205,213)          930,884 (h)      274,329  (m)(n)           --
Treasury stock.....................................           (2,880)               --            2,880  (l)              --
                                                         -----------     --------------       -----------         ----------
   Total stockholders' equity......................         (736,335)        1,122,633         (194,549)             191,749
                                                         -----------     --------------       -----------         ----------
   Total liabilities and stockholders' equity......      $   606,743       $    63,644       $ (196,344)          $  474,043
                                                         ===========     ==============       ===========         ==========

___________________

(a)	To reflect net cash proceeds from the Baupost Investment.

(b)	To record the elimination of $15,540,000 of debt issuance costs associated with the senior secured credit facilities and operating leases being cancelled as part of the Plan and to record $784,000 of debt issuance costs associated with the Baupost Investment.

(c)	To record the settlement of postpetition operating leases and debt and to record a liability for the settlement of unpaid priority tax claims previously accrued for as liabilities subject to compromise according to the terms of the Plan.

(d)	To record the issuance of convertible subordinated notes according to the terms of the Plan.

(e)	To record a liability for income taxes.

(f)	To record the discharge or settlement of liabilities subject to compromise according to the terms of the Plan as follows (in thousands):

Prepetition senior credit facility and term loan...........................      $     749,279
Prepetition unsecured notes................................................            274,423
Prepetition secured notes..................................................             20,759
Accrued interest...........................................................             11,007
Priority tax claims........................................................              4,946
Accounts payable...........................................................             16,500
Accrued expenses...........................................................             26,355
                                                                                 -------------
  Total liabilities subject to compromise..................................      $   1,103,269
                                                                                 =============
(g)	To record the issuance of the Successor Company equity.

(h)	To record the gain on extinguishment of debt.

(i)	To record (i) a $480,000 decrease to prepaid and other assets for the write-off of the Predecessor Company's trademark intangible, (ii) the establishment of intangible assets related to the Company's Brand and its customer relationships at fair value of $15,470,000, offset by a $6,866,000 decrease to intangible assets for the allocation of negative goodwill. See "--Note 8-- Intangible Assets."

(j)	To record (i) a $9,546,000 increase to rental equipment to reflect its fair value as of the Effective Date, offset by a $179,074,000 decrease to rental equipment for the allocation of negative goodwill, (ii) a $461,000 decrease to property and equipment to reflect its fair value as of the Effective Date, and (iii) a $34,479,000 decrease to property and equipment for the allocation of negative goodwill.

(k)	To record the elimination of accruals for rent abatement and unfavorable leases.

(l)	To record the elimination of the Predecessor Company equity.

(m)	To record the gain on fresh-start adjustments of $494,748,000.

(n)	To record the elimination of the Predecessor Company's retained earnings of $220,419,000.

5.        Debt Not Subject to Compromise

           Debt not subject to compromise consists of the following (in thousands):

                                                                            Successor     Predecessor
                                                                              Company        Company
                                                                           ------------   -------------
                                                                           December 31,   December 31,
                                                                               2003           2002
                                                                           ------------   -------------

Senior secured notes payable, net of unamortized
 debt issuance costs of $8,275, bearing interest
 at 9.5%, interest payable semi-annually and
  principal payable in October 2010....................................    $   241,725     $      --
Debtor-in-possession financing facility (the "DIP Financing
  Facility")...........................................................             --        12,252
Postpetition notes payable, bearing interest at 7.0%, interest payable
  quarterly and maturities through January 2007, secured by equipment..             --         1,976
Postpetition notes payable, bearing interest at prime, interest and
  principal payable in January 2007....................................          1,350            --
Convertible subordinated notes payable, bearing interest at 6.5%, interest
   payable quarterly and principal payable in June 2008................         45,211            --
                                                                           ------------   -------------
  Total debt not subject to compromise.................................    $   288,286     $  14,228
                                                                           ============   =============

           Senior Secured Notes

           In October 2003, the Company completed the sale of $250,000,000 aggregate principal amount of 9.5% senior secured notes (the “Offering”) due 2010. The net proceeds from the Offering were used to repay amounts outstanding under the Credit Facility (as defined below), purchase money obligations, equipment leases and for other general corporate purchases. The notes are secured by substantially all of the Company’s equipment rental fleet other than titled vehicles. The indenture governing the notes imposes covenants that limit, among other things, indebtedness, liens, and investments. The Company may redeem the senior secured notes on or after October 15, 2007, except that the Company may redeem up to 35% of the notes prior to October 15, 2006 with the net proceeds of an equity offering at 109.50% of their principal amount, plus accrued interest. However, at least 65% of the aggregate principal amount of the notes issued must remain outstanding after such a redemption.

           The senior secured notes are issued by NationsRent Companies, Inc. and are guaranteed by all of its direct and indirect subsidiaries, all of which are 100% owned by NationsRent Companies, Inc. NationsRent Companies, Inc. has no independent assets or operations, the guarantees are full and unconditional and joint and several, and there are no other subsidiaries other than the Guarantors. There are no restrictions on the ability of NationsRent Companies, Inc. to obtain funds from its subsidiaries.

           Credit Facility

           On the Effective Date, the Company entered into a senior secured revolving credit facility (the “Credit Facility”) with an aggregate commitment of up to $150,000,000 with a syndicate of lenders. The Credit Facility was used to provide the exit financing for the Company pursuant to the Plan, to pay transaction expenses incurred in connection therewith and was used to refinance then existing indebtedness. In October 2003, the Company amended and restated the Credit Facility to reduce the aggregate commitments to up to $75,000,000 (including a $30,000,000 sub-limit for letters of credit) with Wachovia Bank as agent (the “Amended Credit Facility”) and repaid all amounts outstanding under the Amended Credit Facility with the proceeds of the Offering. The Amended Credit Facility can be used to make capital expenditures, enter into standby letters of credit, or for working capital and other general corporate purposes. The Amended Credit Facility is scheduled to expire in June 2007. Under the terms of the Amended Credit Facility, availability is subject to a borrowing base test based upon eligible trade accounts receivable and titled vehicles. Borrowings under the amended revolver bear interest at either the Wachovia Bank base rate plus a percentage ranging from 1.25% to 1.75% or at the Company’s option, the London Interbank Offered Rate (“LIBOR”) rate plus a percentage ranging from 2.75% to 3.25%. Letters of credit bear interest at the LIBOR rate plus a percentage ranging from 2.75% to 3.25%. There is an unused commitment fee of 0.375% to 0.50% and a letter of credit fronting fee of 0.125%. The Amended Credit Facility is secured by a first priority perfected security interest in all of the Company’s existing and after-acquired tangible and intangible assets, except for its rental equipment, inventory and real estate. The Amended Credit Facility imposes, among other covenants, a debt to cash flow ratio covenant, as well as other covenants that limit, among other things, indebtedness, liens, and investments. As of December 31, 2003, the Company had made no cash borrowings under the Amended Credit Facility and had $21,339,000 in outstanding letters of credit.

           DIP Financing Facility

           In December 2002, the Predecessor Company amended and restated the DIP Financing Facility to increase availability up to $75,000,000 (including up to $30,000,000 of letters of credit) and to extend its term until June 30, 2003. Under the terms of the DIP Financing Facility, availability was subject to a borrowing base based upon eligible rental equipment and trade accounts receivable. Amounts borrowed under the DIP Financing Facility bear interest per annum equal to the agent’s capital index rate plus 2.00%. In addition to a $500,000 commitment fee and a $750,000 syndication fee, there was an unused commitment fee of 0.50%, a letter of credit fee of 3.25%, and a letter of credit fronting fee of up to 0.25%. The DIP Financing Facility was secured by super-priority claims and liens on the real and personal assets of the Predecessor Company that also secured the prepetition senior credit facility. The DIP Financing Facility contained financial covenants requiring a minimum operating cash flow, as well as other covenants that limit, among other things, indebtedness, liens, sales of assets, capital expenditures, investments, and prohibit dividend payments. In connection with the DIP Financing Facility, the Company’s prepetition senior credit facility was amended to provide for subordination of the liens (to the liens under the DIP Financing Facility) and use of cash collateral. The DIP Financing Facility was paid off and terminated at the Effective Date.

           Postpetition Secured Notes Payable

           The Company renegotiated certain equipment leases as part of the Chapter 11 Cases. The Company entered into settlement agreements with respect to certain equipment leases. As part of such settlements, the Company acquired the equipment underlying such leases and issued notes payable to the lessors secured by the acquired equipment.

           Convertible Subordinated Notes Payable

           The Successor Company issued $45,211,000 aggregate principal amount of 6.5% convertible subordinated promissory notes on the Effective Date in accordance with the terms of the Plan. The convertible subordinated notes have features that allow the holder to convert the principal of the note, or a portion thereof, into common stock at a conversion price of $242 per share. The convertible subordinated notes are callable at any time at the Company’s option. Calls within the first two years are at 103.25% of par if in connection with a sale of the Company or other business combination, or otherwise at 106.5%. Calls after the first two years are at par. In September 2003, the Company gave notice to the note holders that it was deferring interest payments on the notes until further notice in accordance with their terms.

           Aggregate Contractually Stated Maturities of Debt

           The aggregate contractually stated maturities of debt is zero, zero, zero, $1,350,000 and $45,211,000 for the five years ending December 31, 2004, 2005, 2006, 2007 and 2008 respectively, and $250,000,000 thereafter.

6.       Liabilities Subject to Compromise

           Liabilities subject to compromise were either settled or extinguished at the Effective Date per the terms of the Plan. The creditor trust established pursuant to the Plan will settle general unsecured claims on account of accounts payable subject to compromise, the 10.375% senior subordinated notes, the subordinated promissory notes and subordinated convertible promissory notes as part of the allowed general unsecured claims pool. Accrued expenses were extinguished. Personal property, real estate and other non-income taxes were settled as part of the Plan and a liability has been set up to record the amounts due. The holders of the term loan and revolving credit facility received new common stock, new preferred stock and new subordinated notes of the Successor Company pursuant to the Plan. Rental equipment financing obligations and notes secured by equipment were settled via arms-length negotiations.

           Liabilities subject to compromise consists of the following (in thousands):

                                                                                  Predecessor
                                                                                    Company
                                                                                  ------------
                                                                                  December 31,
                                                                                     2002
                                                                                  ------------

Debt subject to compromise...............................................         $ 1,086,729
Accounts payable.........................................................              16,276
Accrued expenses.........................................................              39,341
Personal property, real estate and other non-income taxes................               4,946
                                                                                  -----------
  Total liabilities subject to compromise................................         $ 1,147,292
                                                                                =============
      Debt subject to compromise consists of the following (in thousands):

                                                                               Predecessor
                                                                                 Company
                                                                               ------------
                                                                               December 31,
                                                                                  2002
                                                                               ------------

Notes payable to financial institutions:
  Term loan due July 2006................................................      $  393,798
  Revolving credit facility due July 2004................................         355,481
10.375% Senior Subordinated Notes due December 15, 2008
  with interest due semi-annually each June 15 and December 15...........         175,000
Subordinated promissory notes, bearing interest at 6.0% to 8.5%,
  interest payable quarterly and maturities through November 2002........             625
Subordinated convertible promissory notes, bearing interest at
  6.0% to 8.5%, interest payable quarterly and maturities through
  December 2006..........................................................          98,798
Rental equipment financing obligations, secured by equipment,
  payable in monthly installments, through January 2005..................          18,965
Note payable, with interest at the commercial paper rate plus 2.05%
  to 2.25%, payable in monthly installments through September 2004,
  secured by equipment...................................................           6,773
Note payable, with interest at LIBOR plus 2.75%, payable in
  monthly installments secured by equipment..............................           7,824

Equipment notes, bearing interest at 6.2% to 9.25% or at the Prime
  Rate less 0.25%,payable in various monthly installments through
  April 2003, secured by equipment.......................................          29,454
Other....................................................................              11
                                                                              -----------
   Total debt subject to compromise......................................     $ 1,086,729
                                                                             =============

           Rental Equipment Financing Obligations

           Rental equipment financing obligations consist of leases which meet the criteria for treatment as capital leases under accounting principles generally accepted in the United States. The total amount of assets recorded under these leases is zero and $30,501,000 and the accumulated depreciation related to these assets is zero and $7,711,000 at December 31, 2003 and 2002, respectively. Amortization relating to these rental assets was included in rental equipment depreciation.

7.        Reorganization Items, Net

           Expenses and income directly incurred as a result of the Chapter 11 Cases have been segregated from normal operations and are disclosed separately. The major components are as follows:

                                                                  Predecessor Company
                                                          ------------------------------------
                                                           Five Months            Year Ended
                                                          Ended May 31,          December 31,
                                                               2003                  2002
                                                          -------------          -------------
                                                                    (in thousands)

Gain on extinguishment of debt.....................       $  (930,884)             $     --
Fresh-start valuation adjustments..................          (494,748)                   --
Professional fees..................................            15,207                23,230
Employee expenses..................................             7,212                 5,229
Facility closures..................................               114                 2,095
Interest income....................................                (5)                 (240)
Other..............................................             1,983                 1,747
                                                          -------------          -------------
  Total reorganization items.......................       $(1,401,121)             $ 32,061
                                                          =============          ==============

           Gains on extinguishment of debt represent the settlement of certain equipment operating leases and debt for amounts less than the Predecessor Company’s recorded obligations. Professional fees consist of costs for financial advisors, legal counsel, consulting and other costs related to professional services incurred. Employee expenses primarily consist of retention bonuses paid under a retention program approved by the Bankruptcy Court to ensure the retention of certain key employees and severance payments made to certain employees who were terminated. Facility closure costs consist of miscellaneous charges related to the closing of the stores identified for closure in the reorganization. Interest income consists of interest earned on excess cash balances. Reorganization items excluding the gains on extinguishment of debt and fresh-start valuation adjustments were cash charges.

8.       Intangible Assets

           As per the guidance of SFAS No. 141, the Company identified all assets and liabilities, including intangible assets that meet the recognition criteria of SFAS No. 141, regardless of whether they had been recorded in the financial statements of the Predecessor Company. As part of this process the Company identified the following intangible assets (in thousands):

                                                                     Successor
                                                                      Company
                                                                   ------------
                                                                   December 31,
                                                                       2003
                                                                   ------------

Brand-- indefinite-lived......................................      $   5,378
Customer relationships........................................          3,226
Less: accumulated amortization................................           (125)
                                                                   ------------
Intangible assets, net........................................      $   8,479
                                                                   ===========

           The Company has developed a nationally recognized brand supported by a highly distinctive logo and a uniform clean storefront image and owns a number of registered service marks that include the name “NationsRent.” The Company also has developed ongoing relationships with its customer base. The Company amortizes the gross carrying amount of customer relationships over its estimated useful life of 15 years. The Company recorded the assets at the fair value as determined by the appraisal less their allocated portion of negative goodwill.

           As of December 31, 2003, estimated amortization expense of finite-lived intangible assets is $215,000, $215,000, $215,000, $215,000 and $215,000 for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and $2,026,000 thereafter.

9.       Impairment of Rental Equipment

           During 2002, the Company performed a review of its rental equipment fleet identifying equipment with low utilization and deployment. Based on this review, the Company decided to sell certain assets within its rental fleet with a carrying value of $28,746,000. In conjunction with this sale, the Company performed a review for impairment in accordance with SFAS No. 144.

           Accordingly, a portion of the equipment with a carrying value of $28,036,000 was adjusted to its fair value less cost to sell. The resulting $16,923,000 impairment loss was recorded as a separate line item in the accompanying statement of operations for the year ended December 31, 2002.

10.       Stockholders’ Equity

           Preferred Stock

           The Company has authorized 1,000,000 shares of $.01 par value preferred stock. At the Effective Date, the Company issued an aggregate of 47,777 shares of Series A Preferred Stock (“Preferred Stock”) with a value of $47,777,000 to prepetition bank lenders and the creditors’ trust in accordance with the Plan. Certain funds managed by Baupost purchased an additional 24,225 shares for an aggregate purchase price of $24,225,000. The Preferred Stock has a liquidation preference of $1,000 per share. The holders of the Preferred Stock have no voting rights. Dividends are payable as and if declared at an annual rate of 5.0% of the value per share. The Preferred Stock is non-cumulative and no dividends have been declared to date. All shares of authorized preferred stock of the Predecessor Company were cancelled as of the Effective Date.

           Common Stock

           The Company has authorized 3,000,000 shares of $.01 par value common stock. At the Effective Date, the Company issued an aggregate of 1,000,000 shares of common stock to prepetition bank lenders and the creditors trust in accordance with the Plan. Certain funds managed by Baupost purchased an additional 540,679 shares for an aggregate purchase price of $40,227,000. The Company also issued 125,617 shares under the 2003 Restricted Stock Plan. See “— Note 15 — Restricted Stock.” All shares of authorized common stock of the Predecessor Company were cancelled as of the Effective Date.

11.       2000 Restructuring Plan

           As of January 1, 2002, the remaining reserve balance in the Company’s 2000 and 2001 restructuring account was $2,139,000 which related to employee termination severance costs and facility closures. There has been no activity in this account since the Petition Date. This remaining reserve balance was eliminated on the Effective Date.

12.       Commitments and Contingencies

           Operating Leases

           The Company leases real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Contractually stated future minimum lease payments under noncancelable operating leases at December 31, 2003 total $25,469,000, $26,037,000, $25,775,000, $24,489,000 and $22,604,000 for the years ending December 31, 2004, 2005, 2006, 2007 and 2008, respectively and $208,466,000, thereafter. Lease expense under noncancelable operating leases was $20,469,000, $35,931,000 and $113,285,000 for the seven months ended December 31, 2003, for the five months ended May 31, 2003 and for the year ended December 31, 2002, respectively.

           Insurance

           In addition to group medical coverage, effective September 1, 2000, the Company’s primary auto liability, commercial general liability, and, in most states, its workers’ compensation liability insurance coverages were issued under an arrangement with an insurance carrier pursuant to which the Company effectively self-insures such primary coverage. Above the respective primary coverages, the Company has obtained commercial excess/umbrella and excess workers’ compensation liability stop loss coverages on a fully insured basis. The Company’s exposure to losses for the primary coverages are accrued based on an actuarial analysis of the fully-developed liability for reported claims incurred and fully-developed estimate for claims incurred but not reported. These liabilities are not discounted.

           Legal Matters

           On December 17, 2001, NationsRent, Inc. and its subsidiaries filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The cases were consolidated for procedural purposes and designated as Case No. 01-11628 (PJW). On May 20, 2002, the Bankruptcy Court established a bar date of August 5, 2002, as the last date to file a proof of claim. In connection with the Chapter 11 case, proofs of claim were filed against the Company with the Bankruptcy Court or with its claims and noticing agent, Logan & Company, Inc.

           On December 23, 2002, NationsRent, Inc. filed the plan of reorganization with the Bankruptcy Court. On February 7, 2003, the Bankruptcy Court approved the Disclosure Statement which, together with the plan of reorganization, was subsequently sent to all of the Company’s creditors for their approval.

           After notice and a hearing, on May 14, 2003, the Bankruptcy Court entered a final order to confirm the plan of reorganization, as modified. Thereafter, on the Effective Date, distributions were made to creditors and the Company emerged from bankruptcy protection. On the Effective Date, a creditors’ trust for the benefit of holders of general unsecured claims was formed. Pursuant to the plan of reorganization, the Company assigned to the creditors’ trust the right to object to all general unsecured claims, which the creditors’ trust was required to interpose by March 9, 2004, as well as the right to pursue all preference actions and other claims or causes of action under sections 544 through 550 of the Bankruptcy Code that were not resolved or released pursuant to the plan of reorganization. Pursuant to the plan of reorganization, the Company must administer priority and secured claims and, to the extent that any such claims are objectionable, the Company was required to interpose such objections no later than March 9, 2004.

           NationsRent, Inc. was party to various legal proceedings that arose in the ordinary course of business prior to the Chapter 11 case, none of which were material to the Company’s financial condition or results of operations. All such proceedings were stayed as of the Petition Date and shall be resolved pursuant to the terms of the plan of reorganization.

           The Company also has become party to legal proceedings arising in the ordinary course of business after December 17, 2001, the commencement date of the NationsRent, Inc. bankruptcy proceedings, none of which are material to the Company’s financial condition or results of operations.

           Environmental Matters

           The Company and its operations are subject to various laws and related regulations governing environmental matters. Under such laws, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as investigation of property damage. As part of the Company’s acquisition due diligence and prior to leasing any new facilities, the Company performs extensive environmental analyses on the sites to be operated by the Company. Any required remediation has typically been the responsibility of the prior owner or landlord. The Company does not believe there are currently any environmental liabilities which should be recorded or disclosed in the accompanying consolidated financial statements. The Company believes the possibility is remote that its compliance with various laws and regulations relating to the protection of the environment will have a material effect on its capital expenditures, future earnings or financial position.

13.       Income Taxes

           The components of the provision (benefit) for federal and state income taxes are summarized as follows:

                                                                Successor
                                                                 Company                 Predecessor Company
                                                              --------------      --------------------------------
                                                              Seven Months        Five Months
                                                                  Ended              Ended            Year Ended
                                                              December 31,          May 31,          December 31,
                                                                  2003                2003               2002
                                                              -------------       ------------       -------------

Current..............................................         $      100            $    --           $      100
Deferred.............................................               (100)                --                 (100)
                                                              -------------       ------------       -------------
                                                              $       --            $    --           $       --
                                                              =============       ============       =============
Federal..............................................         $       --            $    --           $       --
State................................................                 --                 --                   --
                                                              -------------       ------------       -------------
                                                              $       --            $    --           $       --
                                                              =============       ============       =============

           A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                                                Successor
                                                                 Company                 Predecessor Company
                                                              --------------      --------------------------------
                                                              Seven Months        Five Months
                                                                  Ended              Ended            Year Ended
                                                              December 31,          May 31,          December 31,
                                                                  2003                2003               2002
                                                              -------------       ------------       -------------
Federal statutory income tax rate....................            35.0%               35.0%              35.0%
Non-taxable reorganization gain......................              --               (36.9)                --
Federal and state effect of reorganization                         --                25.4                 --
Non-deductible goodwill..............................              --                  --                 --
Non-deductible reorganization costs..................              --                 0.3               (3.6)

State income taxes, net of federal tax benefit.......             9.5                (0.2)               3.6
Change in valuation allowance........................           (43.1)              (23.6)             (34.8)
Other, net...........................................            (1.4)                 --               (0.2)
                                                              -------------       ------------       -------------
                                                                   --%                 --%                --%
                                                              =============       ============       =============

           Deferred income taxes reflect the tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred income tax assets and liabilities are as follows:

                                                                      Successor       Predecessor
                                                                       Company          Company
                                                                    ------------     ------------
                                                                    December 31,     December 31,
                                                                        2003             2002
                                                                    ------------     ------------
                                                                     (restated)
                                                                            (in thousands)
Deferred income tax assets, net:
Accrued liabilities and other reserves..........................    $   7,346         $   2,019
Restructuring reserve...........................................           --               834
Bad debt reserve................................................        2,103             6,562
Net operating loss carryforwards................................       12,550           245,460
Intangible assets...............................................           --           148,673
Alternative minimum tax and other credits.......................           --             1,714
Other...........................................................          221               358
Valuation allowance.............................................       (6,226)         (318,821)
                                                                    ------------     ------------
                                                                       15,994            86,799
Deferred income tax liabilities:
Depreciable assets..............................................      (15,994)          (86,799)
                                                                    ------------     ------------
Net deferred income tax liabilities.............................    $      --         $      --
                                                                    ============     ============

           At December 31, 2003, the Company had Net Operating Loss (“NOL”) carryforwards for federal income tax purposes of $30,077,000 that will expire in the year 2024. At December 31, 2002, the Company had NOL carryforwards for federal and state income tax purposes of $629,385,000 and alternative minimum tax credit and general business credit carryforwards of $1,714,000. The credits at December 31, 2002 were available to offset future regular income tax that is in excess of the alternative minimum tax in such year. As a result of the reorganization, the NOL carryforwards at December 31, 2002 are no longer available.

           During 2001, a large number of shares of common stock of the Company were exchanged on the open market. If it is determined that these transactions result in an “ownership change” as defined under Internal Revenue Code (“IRC”) §382, the Company’s ability to utilize its NOL carryforwards and other tax attributes including tax credit carryforwards may be limited in accordance with the IRC §382.

           The Company has recorded a valuation allowance for deferred tax assets of $6,226,000 and $318,821,000 at December 31, 2003 and 2002, respectively, as management believes it is likely that those deferred tax assets will not be realized.

14.       Income (Loss) per Share

           The following table sets forth the computation of basic and diluted income (loss) per share (in thousands, except per share data):

                                                                      Predecessor Company
                                                               --------------------------------
                                                               Five Months
                                                                  Ended             Year Ended
                                                                 May 31,           December 31,
                                                                   2003                2002
                                                               -------------       -------------
Numerator:
Net income (loss)............................................. $ 1,351,557          $ (160,629)
Interest expense on convertible subordinated debt, net
  of income taxes.............................................          --                  --
                                                               ------------         -----------
Numerator-- diluted income (loss) per share................... $ 1,351,557          $ (160,629)
                                                               ============         ===========
Denominator:
Denominator for basic income (loss) per share--
  weighted-average shares.....................................      57,364              57,364
Effect of dilutive securities:
Convertible subordinated debt.................................          --                  --
Convertible preferred stock...................................          --                  --
Employee stock options........................................          --                  --
                                                               -------------       -------------
Denominator for diluted income (loss) per share--
  adjusted weighted-average shares............................      57,364              57,364
                                                               =============       =============
Basic income (loss) per share................................. $     23.56          $    (2.80)
                                                               =============       =============
Diluted income (loss) per share............................... $     23.56          $    (2.80)
                                                               =============       =============

           Options and warrants to purchase zero and 5,243,940 shares of common stock were outstanding at May 31, 2003 and December 31, 2002, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of such options and warrants were greater than the average fair value of the common shares and, therefore, the effect would be antidilutive.

           Weighted average shares of preferred stock convertible into 36,507,937 shares of common stock were outstanding at May 31, 2003 and December 31, 2002, but were not included in the computation of diluted earnings per share because the exercise prices of such options and warrants were greater than the average value of the common shares.

           Weighted average shares of subordinated debt convertible into 10,841,961 shares of common stock were outstanding at May 31, 2003 and December 31, 2002, but were not included in the computation of diluted earnings per share because the exercise prices of such options and warrants were greater than the average value of the common shares.

15.       Restricted Stock

           On the Effective Date, the Company adopted a 2003 restricted stock plan, pursuant to which directors, officers, management and key employees of the Company are eligible to receive grants of restricted shares of common stock (the “Restricted Stock Plan”). Under the Restricted Stock Plan, the Company may grant up to an aggregate of 141,000 shares of common stock. Such restricted shares are not transferable (except under limited circumstances) and subject to forfeiture upon such terms and conditions as the Company’s board of directors or any Committee thereof (if so delegated by the Board) shall determine.

           During the fourth quarter of 2003, the Company issued 125,617 shares of common stock valued at $71.59 per share to certain of its officers and directors under the Restricted Stock Plan. The Company’s common stock value was based on the reorganized equity value of the Company. See “— Note 2 — Fresh-Start Reporting” for a further discussion of the reorganized equity value. Deferred compensation of $8,991,000 was charged for the difference between the market value of the restricted shares and the sales price of the shares and was recorded as a reduction of shareholders’ equity in the consolidated balance sheet. Deferred compensation is amortized as compensation expense over the vesting period. The vesting period for these shares was upon issuance for 50,365 shares, after one year for 53,776 shares, after two years for 11,914 shares, after three years for 4,779 shares and after four years for 4,783 shares. The Company recognizes compensation expense for these shares as they vest and accordingly recognized expense of $4,431,000 for the seven months ended December 31, 2003. Additionally the Company made “gross-up” payments in the amount of $4,448,000 for the seven months ended December 31, 2003, related to the restricted shares for those employees who made an 83(b) election. Compensation expense is included in selling, general and administrative expenses in the consolidated statement of operations.

16.       Predecessor Company Stock Option Plans

           The Predecessor Company had stock option plans for employees and directors (employee and non-employee) which authorized the granting of stock options to purchase up to approximately 13.1 million shares of the Predecessor Company’s common stock. The exercise price per share for all options granted was based on the estimated fair value of the Company’s common stock at the date of grant. Generally, options granted had ten-year terms and vested in equal installments over a three or four-year period commencing on the first anniversary of the date of grant, except for options granted to non-employee directors of the Company which were fully exercisable on the date of grant. The Predecessor Company’s stock option plans and all options outstanding were canceled on the Effective Date. A summary of the Company’s outstanding stock option activity and related information for the year ended December 31, 2002 and for the five months ended May 31, 2003 is as follows:

                                                             Outstanding      Weighted Average
                                                               Options         Exercise Price
                                                             -----------      ----------------
Balance at December 31, 2001..............................    8,888,488           $   3.31
  Granted.................................................           --                 --
  Canceled................................................   (3,744,548)              3.24
  Exercised...............................................           --                 --
                                                             -----------      ----------------
Balance at December 31, 2002..............................    5,143,940               3.36
                                                             -----------      ----------------
  Granted.................................................           --                 --
  Canceled................................................   (5,143,940)              3.36
  Exercised...............................................           --                 --
                                                             -----------      ----------------
Balance at May 31, 2003...................................           --           $     --
                                                             ===========      ================

17.       Rental Equipment

           Rental equipment, net consists of the following:

                                                                     Successor      Predecessor
                                                                      Company         Company
                                                                   ------------     ------------
                                                                   December 31,     December 31,
                                                                       2003             2002
                                                                   ------------     ------------
                                                                          (in thousands)

Rental equipment..............................................     $  396,009       $  562,714
Less: accumulated depreciation................................        (48,933)        (213,862)
                                                                   ------------     ------------
Rental equipment, net.........................................     $  347,076       $  348,852
                                                                   ============     ============

18.       Property and Equipment

           Property and equipment, net consists of the following:

                                                                       Successor      Predecessor
                                                                        Company         Company
                                                                     ------------     ------------
                                                                     December 31,     December 31,
                                                                         2003             2002
                                                                     ------------     ------------
                                                                      (restated)
                                                                            (in thousands)

Buildings and improvements........................................   $   38,576      $    64,359
Furniture, fixtures and office equipment..........................        6,293           33,488
Vehicles, delivery and shop equipment.............................       30,263           22,346
Construction in progress..........................................          342            2,740
                                                                     ------------     ------------
                                                                         75,474          122,933
Less: accumulated depreciation and amortization...................      (13,398)         (42,787)
                                                                     ------------     ------------
Property and equipment, net.......................................   $   62,076       $   80,146
                                                                     ============     ============

19.       Related Party Transactions

           Successor Company

           Boston Rental Partners, LLC (“Boston Rental”), a company of which our largest stockholder was the sole member and our executive directors and co-chairmen of the board of directors of the Company were managing directors, was formed exclusively for the purpose of effecting a program that would facilitate the renting, leasing, purchasing or financing of new and used equipment by us in order to acquire or replace equipment we were leasing prior to the Effective Date. In this regard, prior to the Effective Date, Boston Rental purchased certain equipment that was the subject of our then existing operating leases (these leases are referred to collectively as, the “agreements”) from the lender or lessor under such agreements. Boston Rental also purchased equipment that was subject to an agreement that we rejected. Finally, Boston Rental also obtained equipment from a third party that was similar to the equipment that was subject to an agreement that we rejected. In each of these cases, Boston Rental then rented the equipment to us at rental rates equal to or less than the fair market value for such equipment (which fair market value was less than the current rates we were obligated to pay under the agreements). Rental payments under this program totaled approximately $839,000 and $415,000 for the five months ended May 31, 2003 and the seven months ended December 31, 2003, respectively. This program provided us with the opportunity to refinance the equipment underlying the current operating leases down to the fair market value of such equipment. The program remained in effect until the Effective Date. On the Effective Date and shortly thereafter, certain of our subsidiaries collectively acquired the assets of Boston Rental aggregating approximately $65,396,000 for approximately $24,534,000 in cash and the assumption of approximately $40,862,000 of liabilities. On December 30, 2003, Boston Rental was dissolved.

           TREC, LLC, an entity affiliated with Bryan Rich, one of our Co-Chairmen, and certain affiliates of TREC, LLC, is currently leasing three locations to the Company. The Company assumed these leases on the Effective Date. Payments for such locations totaled approximately $391,000 for the seven months ended December 31, 2003.

           The Company leases certain facilities from the brother of one of our Co-Chairmen. Payments for such leases totaled approximately $160,000 for the seven months ended December 31, 2003.

           The Company leases a facility from the parents of one of our Co-Chairmen. Payments for such lease totaled approximately $67,000 for the seven months ended December 31, 2003.

           Certain of the Company’s officers and directors are affiliated with interested stockholders of the Company. Thomas W. Blumenthal, a Company director, is a managing director of Baupost. In addition, the executive directors and co-chairmen of the board of directors of the Company, Bryan T. Rich and Douglas M. Suliman, Jr., are co-founders and managing members of Phoenix Rental Partners, LLC and certain of its affiliates, and are managing directors of Boston Rental. Pursuant to the terms of a stockholders’ agreement among the Company and the stockholders party thereto, the number of directors of the board of directors of the Company is fixed at nine. Under the stockholders’ agreement, two of the nine directors are designated by Phoenix and its affiliates, for so long as Phoenix holds 5% of the outstanding common stock. If Phoenix holds between 1% and 5% of the outstanding common stock, it designates one director. Baupost and its affiliates are entitled to designate: (i) four of the nine directors for so long as Baupost holds 20% of the outstanding common stock; (ii) three directors if Baupost holds between 15% and 20% of the outstanding common stock; (iii) two directors if Baupost holds between 5% and 15% of the outstanding common stock; or (iv) one director if Baupost holds between 1% and 5% of the outstanding common stock. Notwithstanding the foregoing, Baupost has the right to designate four directors if Baupost holds more shares of common stock than any other holder of common stock and Phoenix has the right to designate two directors if Phoenix holds more shares of common stock than any other holder of common stock (not including Baupost). Baupost has designated Messrs. Blumenthal and Rosenbaum to serve as directors, and Phoenix has designated Messrs. Suliman and Rich to serve as directors. The Company’s board of directors currently has seven members and two vacancies. The vacancies are a result of Baupost having designated only two of the four directors it is entitled to select.

           In connection with the Baupost Investment, we paid Baupost a commitment fee of $1,600,000 and 33,634 shares of common stock. In addition, we paid the legal fees and disbursements of Baupost’s counsel relating to the preparation of definitive documentation with respect to the Baupost Investment, reimbursed Baupost for its reasonable out-of-pocket expenses and agreed to indemnify Baupost and its representatives from all losses, claims, damages, liabilities and expenses arising out of the Baupost Investment (unless resulting from the willful misconduct or gross negligence of Baupost).

           Baupost owns approximately $19,500,000 principal amount of the Company’s convertible subordinated notes. Phoenix owns approximately $2,844,000 principal amount of the Company’s convertible subordinated notes.

           In November 2003, the Company created a limited housing assistance program to attract and retain certain specified individuals to the Company’s corporate headquarters in Fort Lauderdale, Florida, and to assist such persons who moved from a materially lower cost of living city with the transition/relocation expenses associated with moving to Fort Lauderdale. The Company’s limited housing assistance program consists of two non-interest bearing loans: one is a short-term bridge loan (one year), the other a long-term loan (ten years); neither loan is forgivable and must be repaid in full. Any short-term loan made under the program is no more than the appraised equity value of the employee’s existing residence, is secured by such residence and is subject to repayment upon the sale of such residence. Any long-term loan made under the program is limited to 50% of the purchase price of the employee’s new South Florida principal residence and is secured by such residence. The sum of the employee’s first mortgage and the long-term loan cannot exceed 90% of the purchase price of the employee’s new residence. The employee is required to transfer all equity in its existing residence to its new residence in South Florida. If during the term of the long-term loan, the employee is awarded an incentive bonus, the Company shall withhold 30-40% of the gross amount of such bonus and apply it to reduce the outstanding amount of the long-term loan. Notwithstanding such application, the employee shall still be taxed on the gross amount of any such bonus. The Company made available such housing assistance program to certain of its non-executive officers. In December 2003, the Company made a short-term bridge loan of approximately $255,000 and a long-term loan to a certain non-executive officer of the Company of approximately $1,265,000.

           Predecessor Company

           The Company entered into an Executive Transition Agreement in December 2001 with its former CEO. Pursuant to the agreement, the former CEO agreed to resign all of his director and officer positions with the Company and its subsidiaries the earlier of (i) 60 days following the date of the agreement or (ii) the date the Company appointed a new or interim chief executive officer. The agreement provided a severance payment to the former CEO of $2,000,000, of which $1,000,000 was paid in cash and $1,000,000 was paid in the form a promissory note (backed by a letter of credit) that was to be due and payable upon the former CEO's resignation. In addition, the Company deposited a retainer of $175,000 with the former CEO’s counsel to cover expenses related to the negotiation, documentation and defense of the Executive Transition Agreement. The former CEO resigned in February 2002. The $2,000,000 was included in reorganization items in 2001.

           The Company leases certain office space from Extended Stay America, Inc. (“Extended Stay”). Lease payments for such space totaled $238,000 for the five months ended May 31, 2003 and $636,000 for the year ended December 31, 2002. One of the Company’s former directors until the Effective Date, served as a director of Extended Stay.

           The Company leases certain office space from AutoNation, Inc. (“AutoNation”). Lease payments for such space totaled $309,000 for the five months ended May 31, 2003 and $752,000 for the year ended December 31, 2002. Two of the Company’s former directors until the Effective Date, served as directors of AutoNation.

           The Company purchased certain building construction services and certain freight services from Alvada Construction, Inc. and Alvada Trucking, Inc. (“Alvada”), which totaled $13,000 for the year ended December 31, 2002. Alvada is controlled by the estate of a relative of the former CEO of the Company.

           The Company purchased certain fabrication services from Findlay Machine and Tool (“FMT”), which totaled $16,000 for the year ended December 31, 2002. The principal shareholder of FMT is directly related to the former CEO of the Company.

           In connection with the recruiting and relocation of the Company’s former Executive Vice President and Chief Financial Officer, the Company loaned such executive $250,000, the principal and interest of which was forgiven in accordance with its terms.

20.       Retirement Plan

           In November 1998, the Company adopted the NationsRent 401(k) Retirement Plan (the “Retirement Plan”) which allows its eligible employees to make contributions, up to a certain limit, to the Retirement Plan on a tax-deferred basis under Section 401(k) of the Internal Revenue Code of 1986, as amended. Eligible employees are those who have completed their 90-day probationary period and are over twenty-one years of age. The Company may, at its discretion, make matching contributions to the Retirement Plan. The Company made no matching contributions for the Five Months Ended May 31, 2003, Seven Months Ended December 31, 2003 and the Year Ended December 31, 2002.

21.       Comprehensive Income (Loss)

           The objective of reporting comprehensive income is to disclose all changes in equity of an enterprise that result from transactions and other economic events in a period other than transactions with owners. The comprehensive income (loss) of the Company was equal to net income (loss) for all periods presented.

22.       Quarterly Financial Information (Unaudited)

           The following tables summarize selected quarterly data for the Company for the years ended December 31, 2003 and 2002. The Company restated all periods shown to correct the classification of vehicle depreciation expense from operating expenses (not shown in the following table) to cost of revenue.

          The Company has corrected the classification of revenue and cost associated with the disposal of its vehicles for all periods. Previously, in connection with the disposal of vehicles, the Company recorded the gross proceeds in “sales of equipment, merchandise, service, parts and supplies,” and the cost in “cost of sales of equipment, merchandise, service, parts and supplies.” The Company now records the net gain or loss, defined as gross proceeds less net book value, as an offset to “rental equipment depreciation and lease expense, and vehicle depreciation.” The Company considers the gain or loss on vehicles sold as an adjustment to vehicle depreciation.

           The Company has restated all periods in the accompanying consolidated financial statements to correct certain out of period errors previously disclosed. The Company corrected these out of period errors in order to properly reflect such amounts in the appropriate periods. These out of period errors included adjustments for capitalized betterments, cooperative advertising receivables and depreciation.

           The Company has restated all periods after the Effective Date to conform the periods used to calculate straight-line lease expense to the periods used for the amortization of leasehold improvements. The Company determined the impact on the periods prior to the Effective Date to be immaterial. Historically, the Company calculated straight-line lease expense over the initial term of a lease while amortizing leasehold improvements over the lesser of the estimated useful life or a period that included the initial minimum lease term and any option renewal periods. The Company has now conformed the periods used to calculate straight-line lease expense to the periods used for the amortization of leasehold improvements.

           For a detailed description of the impact of these corrections, see “—Note 2–Accounting Policies– Restatements.”

                                                         Predecessor Company                  Successor Company
                                                      -----------------------------   ----------------------------------
                                                                           Second Quarter
                                                                    --------------------------
                                                         First         First Two       Last         Third        Fourth
                                                        Quarter         Months         Month       Quarter      Quarter
                                                      ----------      ----------    ---------    ---------     ----------
                                                      (restated)      (restated)    (restated)   (restated)    (restated)
                                                      ----------      ----------    ---------    ---------     ----------
                                                                    (in thousands, except per share data)
2003

Revenue........................................       $  92,568       $   83,498    $ 41,926      $ 135,426      $133,185
Gross profit (loss)............................          (4,495)             629       8,974         35,414        25,958

Operating income (loss)........................         (28,299)         (18,191)        291          9,718       (10,847)

Net income (loss)..............................       $ (22,467)      $1,374,024    $   (832)     $   6,008      $ (19,675)
                                                      ==========      ==========    ==========    =========      ==========
Basic net income (loss) per share..............       $   (0.39)      $    23.95
                                                      ==========      ==========
Diluted net income (loss) per share............       $   (0.39)      $    23.95
                                                      ==========      ==========

                                                                        Predecessor Company
                                                      ---------------------------------------------------------
                                                         First          Second        Third         Fourth
                                                        Quarter         Quarter       Quarter       Quarter
                                                      ----------      ----------    ---------      ------------
                                                      (restated)      (restated)    (restated)     (restated)
                                                      ----------      ----------    ---------      ------------
                                                                (in thousands, except per share data)
2002
Revenue.........................................      $  98,638      $   118,827    $ 124,230      $  120,444
Gross profit (loss).............................          8,527           20,837        1,644         (16,936)
Operating loss..................................        (15,231)          (6,933)     (24,453)        (47,886)
Net loss........................................      $ (31,005)     $   (28,746)   $ (43,937)     $  (56,941)
                                                      ==========     ============   ==========     ============
Basic net loss per share........................      $   (0.54)     $     (0.50)   $   (0.77)     $    (0.99)
                                                      ==========     ============   ==========     ============
Diluted net loss per share......................      $   (0.54)     $     (0.50)   $   (0.77)     $    (0.99)
                                                      ==========     ============   ==========     ============

           The Company’s revenue and income are dependent upon the construction industry in the markets it serves. Construction activity is dependent upon weather and other seasonal factors affecting construction in the geographic areas where we have operations. Because of this variability in demand, the Company’s quarterly revenue and income may fluctuate. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any other quarter or for a full year.

           Net income for the two months ended May 31, 2003 includes reorganization items, net of approximately $1,401,000,000. See “— Note 7 — Reorganization Items, Net.”

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(in thousands)

                                                      Balance at                                                      Balance
                                                       Beginning      Charged to                                         at
                                                          of          Costs and                                        End of
Descriptions                                            Period         Expenses       Deductions         Other         Period
------------                                          -----------     ----------      ----------        -------      ----------
Allowances for Doubtful Accounts:
 For the Seven Months Endeed
 December 31, 2003-- Successor Company..........     $  17,947       $   5,392       $ (12,379) (a)    $     --       $ 10,960
 For the Five Months Ended
 May 31, 2003-- Predecessor Company.............        16,826           3,211          (2,090) (a)          --         17,947
 For the Year Ended
 December 31, 2002-- Predecessor Company........        26,109          11,645         (20,928) (a)          --         16,826
Restructuring Reserves:
 For the Five Months Ended
 May 31, 2003-- Predecessor Company.............         2,139              --              --           (2,139) (b)        --
 For the Year Ended
 December 31, 2002-- Predecessor Company........     $   2,139              --              --               --       $  2,139

__________

(a)      Accounts written-off.
(b)      Amount was adjusted pursuant to Fresh-Start Reporting principles in accordance with AICPA SOP 90-7.